Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-9774 of Koninklijke Ahold N.V. on Form S-8 of our report dated July 5, 2005, appearing in this Annual Report on Form 11-K of Ahold U.S.A., Inc. 401(k) Savings Plan for Union Associates for the year ended December 31, 2004.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

July 5, 2005